Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 7, 2019, BB&T Corporation (“BB&T”) and SunTrust Banks, Inc. (“SunTrust”) entered into the merger agreement providing for the merger of SunTrust with and into BB&T, with BB&T as the surviving entity in the merger. Subject to the satisfaction or (to the extent permitted by law) waiver of the closing conditions set forth in the merger agreement, SunTrust will merge with and into BB&T. In the merger, BB&T will be the surviving entity and SunTrust will no longer be a separate publicly traded corporation.

BB&T and SunTrust shareholders have approved the merger and BB&T shareholders have approved Truist Financial Corporation to be the name of the new combined company. In addition, all required regulatory approvals necessary to consummate the merger have been received. Completion of the merger remains subject to customary closing conditions. Assuming such conditions are satisfied, the merger is expected to be completed after the close of business on December 6, 2019.

The following unaudited pro forma condensed combined financial statements give effect to the merger and include adjustments for the following:

•	certain reclassifications to conform historical financial statement presentation of SunTrust to BB&T;

•

application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, which we refer to as ASC 805, “Business Combinations,” to reflect estimated merger consideration of approximately $32.1 billion in exchange for 100% of all outstanding shares of SunTrust common stock;

•	transaction costs in connection with the merger; and

•

the divestiture of 30 SunTrust branches, including related assets and liabilities, to be acquired by First Horizon Bank, a wholly owned subsidiary of First Horizon National Corporation, to satisfy regulatory requirements in connection with the merger. Refer to Note 6 for more details related to the divestiture.

The following unaudited pro forma condensed combined financial statements and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of BB&T and the related notes included in BB&T’s Annual Report on Form 10-K for the year ended December 31, 2018, and the historical unaudited consolidated financial statements of BB&T and the related notes included in BB&T’s Quarterly Report on Form 10-Q for the period ended September 30, 2019, each of which is incorporated by reference herein, and (ii) the historical audited consolidated financial statements of SunTrust and the related notes included in SunTrust’s Annual Report on Form 10-K for the year ended December 31, 2018, and the historical unaudited consolidated financial statements of SunTrust and the related notes included in SunTrust’s Quarterly Report on Form 10-Q for the period ended September 30, 2019, each of which is incorporated by reference herein.

The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2019 and for the year ended December 31, 2018 combine the historical consolidated statements of income of BB&T and SunTrust, giving effect to the merger as if it had been completed on January 1, 2018. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2019 combines the historical consolidated balance sheets of BB&T and SunTrust, giving effect to the merger as if it had been completed on September 30, 2019.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statement of income, expected to have a continuing effect on the combined results of BB&T and SunTrust. The unaudited pro forma condensed combined financial information contained herein does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the merger.

The statements and related notes are being provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the merger been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period.

BB&T has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the SunTrust assets to be acquired or liabilities to be assumed, other than a preliminary estimate for loans and certain intangible assets. For certain financial assets and liabilities, BB&T has used information from SunTrust’s Quarterly Report on Form 10-Q to estimate preliminary fair values. Accordingly, apart from the aforementioned, certain SunTrust assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values until such time the valuations are completed. A final determination of the fair value of SunTrust’s assets and liabilities will be based on SunTrust’s actual assets and liabilities as of the closing date and, therefore, cannot be made prior to the completion of the merger. In addition, the value of the merger consideration to be paid by BB&T in shares of BB&T common stock upon the completion of the merger will be determined based on the closing price of BB&T common stock on the closing date and the number of issued and outstanding shares of SunTrust common stock immediately prior to the closing. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial statements, and the differences may be material.

Further, BB&T has not identified all adjustments necessary to conform SunTrust’s accounting policies to BB&T’s accounting policies. Upon completion of the merger, or as more information becomes available, BB&T will perform a more detailed review of SunTrust’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information.

As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements. BB&T estimated the fair value of certain SunTrust assets and liabilities based on a preliminary valuation analysis, due diligence information, information presented in SunTrust’s SEC filings and other publicly available information. Until the merger is completed, both companies are limited in their ability to share certain information.

Upon completion of the merger, a final determination of the fair value of SunTrust’s assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial statements may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of income. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2019 (Dollars in millions)	Historical BB&T	Historical SunTrust	Pro Forma Adjustments	(Note 3)	Pro Forma Condensed Combined
Assets
Cash and cash equivalents	$3,018	$9,184	$(1,990)	(a)	$10,212
Investment securities	54,765	31,358	—		86,123
LHFS	1,442	2,006	7	(b)	3,455
Loans and leases	149,413	158,455	(4,710)	(c)	303,158
ALLL	(1,573)	(1,699)	1,699	(d)	(1,573)

Loans and leases, net of ALLL	147,840	156,756	(3,011)		301,585

Goodwill	9,832	6,331	7,597	(e)	23,760
CDI and other intangible assets	678	—	2,850	(f)	3,528
Other assets	19,175	21,733	595	(g)	41,503

Total assets	$236,750	$227,368	$6,048		$470,166

Liabilities
Deposits	$162,280	$167,671	$(2,519)	(h)	$327,432
Short-term borrowings	10,405	7,144	—		17,549
Long-term debt	25,520	20,369	190	(i)	46,079
Accounts payable and other liabilities	6,242	5,695	667	(j)	12,604

Total liabilities	204,447	200,879	(1,662)		403,664

Shareholders’ Equity
Total BB&T Equity	32,234	—	34,098	(k)	66,332
Total SunTrust Equity	—	26,388	(26,388)	(k)	—
Noncontrolling interests	69	101	—		170

Total shareholders’ equity	32,303	26,489	7,710	(k)	66,502

Total liabilities and shareholders’ equity	$236,750	$227,368	$6,048		$470,166

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Nine Months Ended September 30, 2019 (Dollars in millions, except per share data, shares in thousands)	Historical BB&T	Historical SunTrust	Pro Forma Adjustments	(Note 4)	Pro Forma Condensed Combined
Interest Income
Interest and fees on total loans and leases	$5,611	$5,175	$582	(a)	$11,368
Interest and dividends on securities and other earning assets	986	838	52	(b)	1,876

Total interest income	6,597	6,013	634		13,244

Interest Expense
Interest on deposits	797	811	—	(c)	1,608
Interest on short-term and other borrowings	136	188	—		324
Interest on long-term debt	578	425	(44)	(d)	959

Total interest expense	1,511	1,424	(44)		2,891

Net Interest Income	5,086	4,589	678		10,353

Provision for credit losses	444	412	—		856

Net Interest Income After Provision for Credit Losses	4,642	4,177	678		9,497

Noninterest Income
Insurance income	1,563	—	7	(e)	1,570
Service charges on deposits	540	417	—		957
Investment banking and brokerage fees and commissions	372	575	—		947
Other income	1,382	1,661	88	(f)	3,131

Total noninterest income	3,857	2,653	95		6,605

Noninterest Expense
Personnel expense	3,368	2,493	—		5,861
Net occupancy and equipment expense	557	419	—		976
Software expense	220	720	(336)	(g)	604
Amortization of intangibles	93	54	320	(h)	467
Other expense	1,121	916	367	(i)	2,404

Total noninterest expense	5,359	4,602	351		10,312

Earnings
Income before provision for income taxes	3,140	2,228	422		5,790
Provision for income taxes	629	330	86	(j)	1,045

Net Income	2,511	1,898	336		4,745

Noncontrolling interests	8	7	—		15
Dividends on preferred stock	177	77	—		254

Net income available to common shareholders	$2,326	$1,814	$336		$4,476

Basic EPS	$3.04	$4.09			$3.34
Diluted EPS	3.00	4.06			3.29
Basic weighted average shares outstanding	765,428	443,779		(k)	1,340,460
Diluted weighted average shares outstanding	774,907	446,673		(k)	1,359,017

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Year Ended December 31, 2018 (Dollars in millions, except per share data, shares in thousands)	Historical BB&T	Historical SunTrust	Pro Forma Adjustments	(Note 4)	Pro Forma Condensed Combined
Interest Income
Interest and fees on total loans and leases	$6,894	$6,159	$828	(a)	$13,881
Interest and dividends on securities and other earning assets	1,226	1,046	59	(b)	2,331

Total interest income	8,120	7,205	887		16,212

Interest Expense
Interest on deposits	644	711	88	(c)	1,443
Interest on short-term and other borrowings	111	132	—		243
Interest on long-term debt	683	375	(68)	(d)	990

Total interest expense	1,438	1,218	20		2,676

Net Interest Income	6,682	5,987	867		13,536

Provision for credit losses	566	208	—		774

Net Interest Income After Provision for Credit Losses	6,116	5,779	867		12,762

Noninterest Income
Insurance income	1,852	—	11	(e)	1,863
Service charges on deposits	712	579	—		1,291
Investment banking and brokerage fees and commissions	477	760	—		1,237
Other income	1,835	1,887	104	(f)	3,826

Total noninterest income	4,876	3,226	115		8,217

Noninterest Expense
Personnel expense	4,313	3,308	—		7,621
Net occupancy and equipment expense	758	538	—		1,296
Software expense	272	909	(458)	(g)	723
Amortization of intangibles	131	73	477	(h)	681
Other expense	1,458	845	666	(i)	2,969

Total noninterest expense	6,932	5,673	685		13,290

Earnings
Income before provision for income taxes	4,060	3,332	297		7,689
Provision for income taxes	803	548	70	(j)	1,421

Net Income	3,257	2,784	227		6,268

Noncontrolling interests	20	9	—		29
Dividends on preferred stock	174	107	—		281

Net income available to common shareholders	$3,063	$2,668	$227		$5,958

Basic EPS	$3.96	$5.79			$4.42
Diluted EPS	3.91	5.74			4.36
Basic weighted average shares outstanding	772,963	460,922		(k)	1,347,995
Diluted weighted average shares outstanding	783,484	464,961		(k)	1,367,594

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of pro forma presentation

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2019 and for the year ended December 31, 2018 combine the historical consolidated statements of income of BB&T and SunTrust, giving effect to the merger as if it had been completed on January 1, 2018. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2019 combines the historical consolidated balance sheets of BB&T and SunTrust, giving effect to the merger as if it had been completed on September 30, 2019.

BB&T’s and SunTrust’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 3 and Note 4, certain reclassifications were made to align BB&T’s and SunTrust’s financial statement presentation. BB&T has not identified all adjustments necessary to conform SunTrust’s accounting policies to BB&T’s accounting policies. Upon completion of the merger, or as more information becomes available, BB&T will perform a more detailed review of SunTrust’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information.

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805, with BB&T considered the acquirer of SunTrust. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of SunTrust based upon management’s preliminary estimate of their fair values as of September 30, 2019. BB&T has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the SunTrust assets to be acquired or liabilities assumed, other than a preliminary estimate for loans and certain intangible assets. For certain financial assets and liabilities, BB&T has used information from SunTrust’s Quarterly Report on Form 10-Q to estimate preliminary fair values. Accordingly, apart from the aforementioned, certain SunTrust assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, liabilities assumed and equity reissued will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to revision based on a final determination of fair value.

In the second quarter of 2019, BB&T began applying the offsetting provisions for contracts that are covered by legally enforceable master netting agreements. Application of these provisions was not material to BB&T’s consolidated financial statements. As a result, there was no need for an adjustment for SunTrust’s derivative instruments in the unaudited pro forma condensed combined financial statements as of September 30, 2019.

All dollar amounts presented within these Notes to Unaudited Pro Forma Condensed Combined Financial Statements are in millions, except per share data. Share amounts are in thousands.

Note 2. Preliminary purchase price allocation

Refer to the table below for the preliminary calculation of estimated merger consideration:

Preliminary calculation of estimated merger consideration (Dollars in millions, except per share data, shares in thousands)	Note	Amount
Share consideration:
Shares of SunTrust common stock	(i)	444,040
Exchange ratio		1.295
BB&T common stock to be issued		575,032
BB&T’s share price on November 25, 2019		$55.20

Preliminary fair value of consideration for outstanding common stock		$31,742
Consideration related to equity awards	(ii)	339

Preliminary fair value of estimated total merger consideration		$32,081

(i)

Under the terms of the merger agreement, holders of SunTrust common stock have the right to receive a fixed exchange ratio of 1.295 shares of BB&T common stock, par value $5.00 per share, for each share of SunTrust common stock. For purposes of the unaudited pro forma condensed combined balance sheet, the estimated merger consideration is based on the total number of shares of SunTrust common stock issued and outstanding as of October 31, 2019 and the closing price per share of BB&T common stock on November 25, 2019. A 10% change in the closing price per share of BB&T common stock would increase or decrease the estimated fair value of share consideration transferred by approximately $3.2 billion.

(ii)	In connection with the merger, BB&T has agreed to convert certain equity awards held by SunTrust employees into BB&T equity awards.

The preliminary estimated merger consideration as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of SunTrust based on their preliminary estimated fair values. As mentioned above in Note 1, BB&T has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the SunTrust assets to be acquired or liabilities assumed, other than a preliminary estimate for loans and certain intangible assets. For certain financial assets and liabilities, BB&T has used information from SunTrust’s Quarterly Report on Form 10-Q to estimate preliminary fair values. Accordingly, apart from the aforementioned, certain assets acquired and liabilities assumed are presented at their respective carrying amounts and should be treated as preliminary values. The fair value assessments are preliminary and are based upon available information and certain assumptions, which BB&T believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.

The following table sets forth a preliminary allocation of the estimated merger consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of SunTrust using SunTrust’s unaudited consolidated balance sheet as of September 30, 2019:

September 30, 2019 (Dollars in millions)	Amount
Preliminary fair value of estimated total merger consideration	$32,081
Assets
Cash and cash equivalents	9,184
Investment securities	31,358
LHFS	2,013
Loans and leases	154,155
CDI and other intangible assets	2,850
Other assets	22,328

Total assets	221,888

Liabilities and Equity
Deposits	(167,552)
Short-term borrowings	(7,144)
Long-term debt	(20,559)
Accounts payable and other liabilities	(6,362)

Total liabilities	(201,617)

Preferred stock	(2,017)
Noncontrolling interest	(101)

Less: Net assets	18,153

Goodwill	$13,928

Note 3. Adjustments to the unaudited pro forma condensed combined balance sheet

Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet:

(a)	Adjustment to cash and cash equivalents to reflect net cash to be paid related to the divestiture of 30 legacy SunTrust branches as mentioned in Note 6.

(b)	Adjustment to loans held for sale (LHFS) to reflect preliminary estimated fair value of acquired LHFS.

(c)	Adjustment to loans and leases as follows:

September 30, 2019 (Dollars in millions)	Note	Amount
Estimated fair value adjustment for loans and leases	(i)	$(4,300)
Loans and leases divestiture	(ii)	(410)

Pro forma net adjustment to loans and leases		$(4,710)

(i)

Reflects preliminary estimated fair value adjustments to acquired loans of $2.6 billion for credit (approximately 2% of SunTrust loans) and $1.7 billion for current interest rates and other (representing the remaining mark-to -market adjustment). The fair value adjustment is being recognized over a weighted average contractual maturity of 4.2 years for commercial loans and 19.5 years for retail loans. The estimated amortization does not include the impact of prepayments.

(ii)	Reflects the removal of loans and leases associated with the branches being divested as mentioned in Note 6.

(d)	Adjustment to eliminate historical allowance for loan and lease losses (ALLL) to reflect acquired loans and leases at fair value.

(e)	Adjustment to goodwill based on the preliminary purchase price allocation as follows:

September 30, 2019 (Dollars in millions)	Note	Amount
Fair value of consideration transferred in excess of the preliminary fair value of net assets acquired	(i)	$13,928
Removal of SunTrust’s historical goodwill		(6,331)

Pro forma net adjustment to goodwill		$7,597

(i)

Goodwill represents the excess of the estimated merger consideration over the preliminary fair value of net assets acquired. Refer to the preliminary estimated merger consideration allocation in Note 2 above for more details.

(f)

Adjustment to core deposit intangible assets (CDI) and other intangible assets to reflect the preliminary estimated fair value of acquired intangibles, including CDI, other customer relationships for both banking and non-banking businesses, technology and other, as follows:

September 30, 2019 (Dollars in millions)	Note	Amount
Reclassification of other intangible assets	(i)	$12
Removal of SunTrust’s historical intangible assets		(12)
Fair value of CDI and other intangible assets acquired	(ii)	2,850

Pro forma net adjustment to CDI and other intangibles assets		$2,850

(i)	Reflects the reclassification of SunTrust’s other intangible assets to conform to BB&T’s financial statement presentation.
(ii)	BB&T performed a preliminary fair value assessment of CDI and other intangible assets. The estimated weighted average useful life of the intangible assets is 9.8 years.

(g)	Adjustment to other assets as follows:

September 30, 2019 (Dollars in millions)	Note	Amount
Reclassification of other intangible assets to CDI and other intangible assets	(i)	$(12)
Estimated fair value adjustment for right-of-use assets	(ii)	79
Estimated fair value adjustment for mortgage servicing rights	(iii)	(150)
Low income housing tax credit investments	(iv)	678

Pro forma net adjustment to other assets		$595

(i)	As mentioned in Note 3(f)(i), reflects the reclassification of SunTrust’s other intangible assets to conform to BB&T’s financial statement presentation.
(ii)	Adjustment to right-of-use assets to reflect the preliminary estimated fair value. The impact to the unaudited pro forma condensed combined statements of income was not material.
(iii)	Reflects the preliminary estimated fair value of mortgage servicing rights acquired.
(iv)	Reflects the adjustment to SunTrust’s low income housing tax credit investments to conform to BB&T’s gross financial statement presentation of future funding commitments.

(h)	Adjustment to deposits as follows:

September 30, 2019 (Dollars in millions)	Note	Amount
Estimated fair value adjustment for deposits	(i)	$(119)
Deposits divestiture	(ii)	(2,400)

Pro forma net adjustment to deposits		$(2,519)

(i)	Reflects the preliminary estimated fair value of deposits acquired. The fair value adjustment is being recognized over a weighted average period of 1.1 years.
(ii)	Reflects the removal of deposits associated with the branches being divested as mentioned in Note 6.

(i)

Adjustment to long-term debt to reflect the preliminary estimated fair value of acquired long-term debt. The carrying value of short-term borrowings was equal to the fair value. The fair value adjustment is being recognized over a weighted average period of 3.5 years.

(j)	Adjustment to accounts payable and other liabilities as follows:

September 30, 2019 (Dollars in millions)	Note	Amount
Deferred tax effect of pro forma adjustments	(i)	$(161)
Low income housing tax credit investments	(ii)	678
Estimated fair value of reserve for unfunded commitments	(iii)	150

Pro forma net adjustment to accounts payable and other liabilities		$667

(i)

Reflects the reduction to the deferred income tax liability resulting from the preliminary fair value adjustments to intangible assets and certain financial assets and financial liabilities, and the removal of certain SunTrust deferred income tax liabilities. The estimate of the deferred tax liability was determined based on the book and tax basis differences using a blended federal and state statutory rate of approximately 24%. This estimate of the deferred income tax liability is preliminary and subject to change based on BB&T’s final determination of the fair values of the net assets acquired by jurisdiction.

(ii)	Reflects the adjustment to SunTrust’s low income housing tax credit investments to conform to BB&T’s gross financial statement presentation of future funding commitments.
(iii)	Reflects the preliminary estimated fair value adjustment for the reserve for unfunded commitments.

(k)	Adjustment to BB&T’s and SunTrust’s shareholders’ equity based on the following:

September 30, 2019 (Dollars in millions)	Note	Amount
Fair value of equity consideration issued to the sellers	(i)	$32,081
Fair value of SunTrust preferred stock	(ii)	2,017

Pro forma adjustment to BB&T shareholders’ equity		34,098
Removal of SunTrust’s historical shareholders’ equity		(26,388)

Pro forma net adjustment to total shareholders’ equity		$7,710

(i)	As mentioned in Note 2, the preliminary estimated value of total merger consideration to be issued pursuant to the merger agreement is $32.1 billion.
(ii)	Reflects the preliminary estimated fair value of SunTrust preferred stock converted into BB&T preferred stock.

Note 4. Adjustments to the unaudited pro forma condensed combined statement of income

Refer to the items below for a reconciliation of the adjustments reflected in the unaudited pro forma condensed combined statement of income:

(a)	Net adjustment to interest and fees on total loans and leases as follows:

(Dollars in millions)	Note	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
Amortization of premiums and accretion of discounts on acquired loans and leases	(i)	$632	$873
Elimination of SunTrust historical amortization on loans and leases	(ii)	(8)	(8)
Reclassification of interest income on loans related to total return swaps	(iii)	(42)	(37)

Pro forma net adjustment to interest income		$582	$828

(i)

Record estimated amortization of premiums and accretion of discounts on acquired loans and leases based on the weighted average contractual maturity. The estimated amortization does not include the impact of prepayments.

(ii)	Reflects the elimination of SunTrust historical amortization on loans and leases.
(iii)	Reflects the reclassification of interest income on total return swap related loans from “Interest income” to “Other income” to conform with BB&T’s financial statement presentation.

(b)

Adjustment to reflect the reclassification of earnings credits on Federal Reserve Bank balances included in SunTrust’s outside processing and other expenses from “Software expense” to “Interest and dividends on securities and other earning assets” to conform with BB&T’s financial statement presentation.

(c)	Net adjustment to interest on deposits as follows:

(Dollars in millions)	Note	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
Amortization of premiums and accretion of discounts on acquired deposits	(i)	$11	$100
Elimination of SunTrust historical amortization on deposits	(ii)	(11)	(12)

Pro forma net adjustment to interest expense on deposits		$—	$88

(i)	Record estimated amortization of premiums and accretion of discounts on acquired deposits.
(ii)	Reflects the elimination of SunTrust historical amortization on deposits.

(d)	Net adjustments to interest on long-term debt as follows:

(Dollars in millions)	Note	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
Amortization of premiums and accretion of discounts on acquired long-term debt	(i)	$(36)	$(60)
Elimination of SunTrust historical amortization on long-term debt	(ii)	(8)	(8)

Pro forma net adjustment to interest expense on long-term debt		$(44)	$(68)

(i)	Record estimated amortization of premiums and accretion of discounts on acquired long-term debt.
(ii)	Reflects the elimination of SunTrust historical amortization on long-term debt.

(e)	Adjustment to reflect the reclassification of SunTrust’s insurance income from “Other income” to “Insurance income” to conform to BB&T’s financial statement presentation.

(f)	Adjustment to other income as follows:

(Dollars in millions)	Note	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
Reclassification of insurance income	(i)	$(7)	$(11)
Reclassification of depreciation expense on assets under operating lease	(ii)	106	149
Reclassification of tax credit investment amortization	(iii)	(53)	(71)
Reclassification of interest income on loans related to total return swaps	(iv)	42	37

Pro forma net adjustment to other income		$88	$104

(i)	Reflects the reclassification of SunTrust’s insurance income from “Other income” to “Insurance income” to conform to BB&T’s financial statement presentation.
(ii)	Reflects the reclassification of SunTrust’s depreciation expense for assets under operating lease from “Other income” to “Other expense” to conform to BB&T’s financial statement presentation.
(iii)

Reflects the reclassification of SunTrust’s tax credit investment amortization to conform to BB&T’s financial statement presentation of equity method investments from “Amortization of intangibles” to “Other income.”

(iv)	Reflects the reclassification of interest income on total return swap related loans from “Interest income” to “Other income” to conform with BB&T’s financial statement presentation.

(g)	Adjustment to software expense as follows:

(Dollars in millions)	Note	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
Reclassification of outside processing and other expenses	(i)	$(388)	$(517)
Reclassification of earnings credits on Federal Reserve Bank balances	(ii)	52	59

Pro forma net adjustment software expense		$(336)	$(458)

(i)	Reflects the reclassification of SunTrust’s outside processing and other expenses from “Software expense” to “Other expense” to conform to BB&T’s financial statement presentation.
(ii)

Reflects the reclassification of earnings credits on Federal Reserve Bank balances included in SunTrust’s outside processing and other expenses from “Software expense” to “Interest and dividends on securities and other earning assets” to conform with BB&T’s financial statement presentation.

(h)

The newly acquired CDI and other intangible assets have been amortized using the sum of the years digits methodology based on an estimated weighted average useful life of 9.8 years. Pro forma amortization expense includes amortization expense for the newly identified intangible assets less the amortization expense of SunTrust’s historical intangible assets. BB&T is still in the process of evaluating the fair value of the intangible assets. Any resulting change in the fair value would have a direct impact to amortization expense.

(Dollars in millions)	Estimated fair value	Weighted- average useful life	Note	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
Amortization expense for intangible assets	$2,850	9.8 years		$374	$550
Reclassification of tax credit investment amortization			(i)	(53)	(71)
Historical SunTrust amortization				(1)	(2)

Pro forma net adjustment to amortization of intangibles				$320	$477

Amortization for the next five (5) years:
Remaining period of 2019					$117
2020					432
2021					372
2022					313
2023					254

(i)

Reflects the reclassification of SunTrust’s tax credit investment amortization to conform to BB&T’s financial statement presentation of equity method investments from “Amortization of intangibles” to “Other income.”

(i)	Adjustment to other expense as follows:

(Dollars in millions)	Note	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
Reclassification of outside processing and other expenses	(i)	$388	$517
Removal of transactions costs incurred	(ii)	(127)	—
Reclassification of depreciation expense on assets under operating lease	(iii)	106	149

Pro forma net adjustment to other expense		$367	$666

(i)

Reflects the reclassification of SunTrust’s outside processing and other expenses from “Software expense” to “Other expense” and “Interest and dividends on securities and other earning assets” to conform to BB&T’s financial statement presentation.

(ii)	Reflects the removal of transaction costs incurred for the nine months ended September 30, 2019.
(iii)	Reflects the reclassification of SunTrust’s depreciation expense for assets under operating lease from “Other income” to “Other expense” to conform to BB&T’s financial statement presentation.

(j)

To record the income tax impact on the pro forma adjustments utilizing the blended federal and state statutory income tax rate of approximately 24% for the nine months ended September 30, 2019 and for the year ended December 31, 2018. For the nine months ended September 30, 2019, a portion of the transaction costs are nondeductible.

(k)

The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of BB&T plus shares issued as part of the merger. The pro forma basic and diluted weighted average shares outstanding are a combination of historic weighted average shares of BB&T common stock and the share impact as part of the merger. In connection with the merger, BB&T agreed to convert certain equity awards held by SunTrust employees into BB&T equity awards. The difference between historical SunTrust stock compensation expense recognized and expected expense for replacement awards was not material to the unaudited pro forma condensed combined statements of income. The pro forma basic and diluted weighted average shares outstanding are as follows:

Pro forma basic weighted average shares (Shares in thousands)	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
Historical BB&T weighted average shares outstanding-basic	765,428	772,963
Shares of BB&T common stock to be issued to holders of SunTrust common stock pursuant to the merger	575,032	575,032

Pro forma weighted average shares-basic	1,340,460	1,347,995

Pro forma diluted weighted average shares (Shares in thousands)	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
Historical BB&T weighted average shares outstanding-diluted	774,907	783,484
Shares of BB&T common stock to be issued to holders of SunTrust common stock pursuant to the merger	575,032	575,032
Diluted impact of BB&T’s equity awards to replace SunTrust’s equity awards	9,078	9,078

Pro forma weighted average shares-diluted	1,359,017	1,367,594

Note 5. Estimated merger integration costs and estimated cost savings

BB&T estimates that the combined entity will incur approximately $2.0 billion of one-time pre-tax merger integration costs. BB&T also estimates that the combined entity will achieve annual pre-tax expense savings of $1.6 billion, net of new investments, which are expected to be fully realized during 2022. Merger integration costs and estimated expense savings are not included in the pro forma combined statements of income as these items are not indicative of the historical results of the combined company.

Note 6. Divestitures in connection with the merger

On November 8, 2019, BB&T and SunTrust announced that First Horizon Bank, a wholly owned subsidiary of First Horizon National Corporation, entered into an agreement to acquire 30 branches located in North Carolina, Virginia and Georgia from SunTrust Bank, a wholly owned subsidiary of SunTrust, to satisfy regulatory requirements in connection with the merger. The unaudited pro forma condensed combined balance sheet was adjusted to reflect the estimated impact of the branch divestiture, including cash to be paid of $2.0 billion, the removal of $410 million in loans and leases, and the removal of $2.4 billion in deposits. The impact to the unaudited pro forma condensed combined statements of income was not material. The estimated impacts for the branch divestiture are preliminary and subject to change based on the balances of the accounts identified as of the time the divestiture is completed.